UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2014

TOROTEL, INC.
(Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation)	1-8125 (Commission File Number)	44-0610086 (I.R.S. Employer Identification No.)

620 North Lindenwood Drive
Olathe, KS 66062
(Address of principal executive office)(Zip Code)

(913) 747-6111
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 15, 2014, Torotel, Inc. ("Torotel") held its 2014 annual meeting of shareholders at its principal executive offices at 620 N. Lindenwood Drive, Olathe, Kansas 66062. Set forth below are the voting results for each of the matters submitted to a vote of the shareholders.

Proposal 1

Torotel's shareholders elected the following director to serve for a three-year term. The voting results are set forth below.

	For	Authority Withheld	Non-Votes
Barry B. Hendrix	4,094,525	12,663	1,105,206

Proposal 2

Torotel's shareholders ratified the appointment of RubinBrown LLP as Torotel's independent registered public accounting firm for the fiscal year ending April 30, 2015. The voting results are set forth below.

For	Against	Abstained
5,142,839	69,503	52

Proposal 3

Torotel's shareholders did not approve an amendment to the Corporation's Articles of Incorporation to increase the number of authorized shares of common stock, par value $0.01 per share, from 6,000,000 to 9,000,000. The voting results are set forth below.

For	Against	Abstained
2,530,526	2,681,768	100

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOROTEL, INC.

By:	/s/ H. James Serrone
H. James Serrone
Vice President of Finance and
Chief Financial Officer

Date: September 18, 2014

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